                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                     FORM 10

                   GENERAL FORM FOR REGISTRATION OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                        CHICAGO MERCANTILE EXCHANGE INC.
             (Exact Name of Registrant as Specified in Its Charter)


             DELAWARE                                     36-4340266
  (State or Other Jurisdiction of                     (I.R.S. Employer
   Incorporation or Organization)                    Identification No.)

        30 SOUTH WACKER DRIVE
          CHICAGO, ILLINOIS                                  60606
(Address of Principal Executive Offices)                   (Zip Code)

Registrant's telephone number, including area code:     (312) 930-1000


Securities to be registered pursuant to Section 12(b) of the Act:

         Title of Each Class                   Name of Each Exchange on Which
         to be so Registered                   Each Class is to be Registered

               NONE
-------------------------------------        ---------------------------------


Securities to be registered pursuant to Section 12(g) of the Act:

                      CLASS A COMMON STOCK, $0.01 PAR VALUE
                CLASS B COMMON STOCK, SERIES B-1, $0.01 PAR VALUE
                CLASS B COMMON STOCK, SERIES B-2, $0.01 PAR VALUE
                CLASS B COMMON STOCK, SERIES B-3, $0.01 PAR VALUE
                CLASS B COMMON STOCK, SERIES B-4, $0.01 PAR VALUE
                         PREFERRED STOCK PURCHASE RIGHTS
------------------------------------------------------------------------------
                                (Title of Class)

ITEM 1.           BUSINESS.

         The information required by this Item is incorporated by reference to the information set forth in Item 1 of Chicago Mercantile Exchange Inc.'s (CME) Annual Report on Form 10-K for the year ended December 31, 2000 (2000 Form 10-K).

ITEM 2.           FINANCIAL INFORMATION.

         The information required by this Item is incorporated by reference to the information set forth under the headings "Income Statement Data" and "Balance Sheet Data" under "Selected Financial Data" in Exhibit 99.1 to CME's 2000 Form 10-K and to "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Exhibit 99.2 to CME's 2000 Form 10-K. The information contained in Exhibit 99.1 to CME's 2000 Form 10-K was derived from CME's consolidated financial statements and should be read in conjunction with the audited consolidated financial statements, related notes and other financial information included elsewhere in CME's 2000 Form 10-K. CME has not paid any dividends on its common stock and does not anticipate paying dividends in the foreseeable future.

ITEM 3.           PROPERTIES.

         The information required by this Item is incorporated by reference to the information set forth in Item 2 of CME's 2000 Form 10-K.

ITEM 4.           SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                  MANAGEMENT.

         The following table sets forth information as to the ownership of shares of CME common stock by each director, by each executive officer named in the "Summary Compensation Table" incorporated by reference into Item 6 and by all executive officers and directors of CME as a group. Unless otherwise indicated in the footnotes below the table, all shares are directly owned as of April 19, 2001. Based upon a review of CME's records, no person owned beneficially five percent or more of any class of CME common stock.


                                                                                       TOTAL EQUITY
                                                                                       EXPRESSED IN
   NAME OF BENEFICIAL      CLASS A      PERCENT        CLASS B SHARES    PERCENT OF  EQUIVALENT CLASS  PERCENT OF TOTAL
        OWNER(1)            SHARES      OF CLASS      NUMBER   SERIES       CLASS        A SHARES(2)         EQUITY
   ------------------      -------      --------      ------   ------  ------------  ----------------  -----------------
H. Jack Bouroudjian            5,400         *           1     B-3             *               6,000            *

Timothy R. Brennan            21,600         *           1     B-1             *              24,100            *
                                                         1     B-3
                                                         1     B-4(3)

Leslie Henner Burns           32,400         *           2     B-1             *              36,000            *

John W. Croghan               16,200         *           1     B-1             *              18,000            *

----------
*   Less than one percent.
(1) The address for all persons listed in the table is Chicago Mercantile Exchange Inc., 30 South Wacker Drive, Chicago, Illinois 60606.
(2) Class A equivalent shares are based on the number of Class A shares and the number of Class A shares that each series of Class B shares owned is considered to represent.
(3) Mr. Brennan is a joint owner of one B-4 share of which Mark S. Koblica is the owner of record.


                                                                                       TOTAL EQUITY
                                                                                       EXPRESSED IN
   NAME OF BENEFICIAL      CLASS A      PERCENT        CLASS B SHARES    PERCENT OF  EQUIVALENT CLASS  PERCENT OF TOTAL
        OWNER(1)            SHARES      OF CLASS      NUMBER   SERIES       CLASS        A SHARES(2)         EQUITY
   ------------------      -------      --------      ------   ------  ------------  ----------------  -----------------
Terrence A. Duffy             16,200         *           1     B-1             *              18,100            *
                                                         1     B-4

Martin J. Gepsman              5,400         *           1     B-3             *               6,100            *
                                                         1     B-4(4)

Daniel R. Glickman                 0                                                               0

Scott Gordon                  75,600         *           2     B-1(5)          *              84,100            *
                                                         3     B-2
                                                         2     B-3
                                                         1     B-4

Yra G. Harris                 27,000         *           2     B-2             *              30,000            *
                                                         1     B-3

Robert L. Haworth             16,200         *           1     B-1             *              18,100            *
                                                         1     B-4

Bruce F. Johnson              16,200         *           1     B-1             *              18,100            *
                                                         1     B-4

Gary M. Katler                 5,400         *           1     B-3(6)          *               6,000            *

Paul Kimball                       0                                                               0

Patrick Lynch                 10,800         *           1     B-2             *              12,000            *

Leo Melamed                   10,800         *           1     B-2             *              12,000            *

William Miller                     0                                                               0

Patrick J. Mulchrone          32,400         *           1     B-1             *              36,100            *
                                                         1     B-2
                                                         1     B-3
                                                         1     B-4

John D. Newhouse              37,800         *           3     B-2             *              42,000            *
                                                         1     B-3

----------
*   Less than one percent.
(1) The address for all persons listed in the table is Chicago Mercantile Exchange Inc., 30 South Wacker Drive, Chicago, Illinois 60606.
(2) Class A equivalent shares are based on the number of Class A shares and the number of Class A shares that each series of Class B shares owned is considered to represent.
(4) Mr. Gepsman is a joint owner and the owner of record of one B-4 share.
(5) One Series B-2 share is held in a trust over which Mr. Gordon has investment and voting power. He also has voting power over two Series B-1 shares, two Series B-2 shares, two Series B-3 shares and one Series B-4 share, which are owned by Tokyo-Mitsubishi Futures (USA), Inc.
(6) Mr. Katler has voting power over one Series B-3 share, which is owned by Fimat USA.


                                                                                       TOTAL EQUITY
                                                                                       EXPRESSED IN
   NAME OF BENEFICIAL      CLASS A      PERCENT        CLASS B SHARES    PERCENT OF  EQUIVALENT CLASS  PERCENT OF TOTAL
        OWNER(1)            SHARES      OF CLASS      NUMBER   SERIES       CLASS        A SHARES(2)         EQUITY
   ------------------      -------      --------      ------   ------  ------------  ----------------  -----------------
James E. Oliff                10,800         *           1     B-2             *              12,000            *

Mark G. Papadopoulos               0                     2     B-4             *                 200            *

Robert J. Prosi               21,600         *           1     B-1             *              24,000            *
                                                         1     B-3(7)

David M. Pryde                     0                                                               0

William G. Salatich, Jr.      16,200         *           1     B-1             *              18,100            *
                                                         1     B-4(8)

John F. Sandner               91,800         *           3     B-1             *             102,100            *
                                                         2     B-2
                                                         4     B-3
                                                         1     B-4

Myron Scholes                      0                                                               0

Verne Sedlacek                     0                                                               0

William R. Shepard            32,400         *           1     B-1             *              36,100            *
                                                         1     B-2
                                                         1     B-3
                                                         1     B-4(9)

Howard J. Siegel              37,800         *           2     B-1             *              42,000            *
                                                         1     B-3

----------
*   Less than one percent.
(1) The address for all persons listed in the table is Chicago Mercantile Exchange Inc., 30 South Wacker Drive, Chicago, Illinois 60606.
(2) Class A equivalent shares are based on the number of Class A shares and the number of Class A shares that each series of Class B shares owned is considered to represent.
(7) Mr. Prosi individually owns a Series B-3 share. He has voting power over one Series B-1 share, which is owned by Futuresinet.
(8) Mr. Salatich is a joint owner of one B-4 share of which Mr. Silverman is the owner of record.
(9) Mr. Shepard is a joint owner and the owner of record of one B-4 share.



                                                                                       TOTAL EQUITY
                                                                                       EXPRESSED IN
   NAME OF BENEFICIAL      CLASS A      PERCENT        CLASS B SHARES    PERCENT OF  EQUIVALENT CLASS  PERCENT OF TOTAL
        OWNER(1)            SHARES      OF CLASS      NUMBER   SERIES       CLASS        A SHARES(2)         EQUITY
   ------------------      -------      --------      ------   ------  ------------  ----------------  -----------------
Jeffrey L. Silverman          21,600         *           1     B-1             *              24,100            *
                                                         1     B-3
                                                         1     B-4(10)

Craig S. Donohue                   0                                                               0

Phupinder Gill                     0                                                               0

Scott L. Johnston                  0                                                               0

Satish Nandapurkar                 0                                                               0

James J. McNulty         517,214(11)     1.96%          13     B-1(11)     1.96%             575,494   1.96%
                                                        16     B-2(11)     1.96%
                                                        26     B-3(11)     1.96%
                                                         8     B-4(11)     1.96%


Directors and Executive    1,078,814     4.09%          32     B-1         5.02%           1,200,794   4.09%
Officers as a group                                     31     B-2         3.74%
                                                        43     B-3         3.28%
                                                        21     B-4         5.00%

--------------------
 *   Less than one percent.
(1) The address for all persons listed in the table is Chicago Mercantile Exchange Inc., 30 South Wacker Drive, Chicago, Illinois 60606.
(2) Class A equivalent shares are based on the number of Class A shares and the number of Class A shares that each series of Class B shares owned is considered to represent.
(10) Mr. Silverman's spouse owns one Series B-3 share. Mr. Silverman is a joint owner and the owner of record of one B-4 share.
(11) Represents shares that Mr. McNulty could acquire if he exercised the vested portion of an option he received in February 2000. The terms of the option are described under "Chief Executive Officer Compensation" in the Compensation Committee Report contained in Item 11 of CME's 2000 Form 10-K. As of April 27, 2001, Mr. McNulty had not exercised the option.

ITEM 5.           DIRECTORS AND EXECUTIVE OFFICERS.

         Set forth below is information about our current Board of Directors. The remaining information required by this Item is incorporated by reference to the information set forth under the subheading "Executive Officers of CME" in
Item 1 of CME's 2000 Form 10-K.


                                      TERM
          NAME AND AGE               EXPIRES:                                BACKGROUND
          ------------               --------                                -----------
H. Jack Bouroudjian, 39             April 2002    Director  since  1996 and a member  of CME for more than 13 years.
                                                  President of Equity  Futures with Commerz  Futures since  February
                                                  2001.  Previously,  Senior Vice  President of Equity  Futures with
                                                  Commerz  Futures;  and  prior to that,  Vice  President  of Equity
                                                  Futures  with Nikko  Securities  from 1997 to 1999 and with Credit
                                                  Agricole Futures, Inc. from 1995 to 1997.


                                      TERM
          NAME AND AGE               EXPIRES:                                BACKGROUND
          ------------               --------                                -----------
Timothy R. Brennan, 59              April 2002    Director  since  1990 and a member  of CME for more than 25 years.
                                                  Floor  broker and trader  since  1974 and Vice  President  of RB&H
                                                  Financial  Services,  L.P., one of our clearing member firms,  for more than five years.

Leslie Henner Burns, 45             April 2002    Director  since  2000 and a member  of CME for more than 23 years.
                                                  Self-employed  floor trader since 1978 and  President of Leslie A.
                                                  Henner, Inc., a floor brokerage business, from 1981 until 1999.

John W. Croghan, 70                 April 2003    Member  of CME for less than one  year.  Partner  since the end of
                                                  2000 in Rail-Splitter  Fund, an investment  partnership.  Director
                                                  of  Lindsay   Manufacturing  Co.  and  Republic   Services,   Inc.
                                                  Previously,  Chairman of Lincoln Capital  Management and President
                                                  and Managing Partner of Lincoln Partners.

Terrence A. Duffy, 42               April 2003    Vice  Chairman of our Board since 1998, a director  since 1995 and a member  of CME for  more  than 18  years.  President  of  T.D.A.
                                                  Trading,  Inc.  for the past five years and an  independent  floor broker and trader since 1981.

Martin J. Gepsman, 48               April 2002    Secretary  of our Board  since 1998,  a director  since 1994 and a member  of CME for more than 16 years.  Independent  floor  broker and trader since 1985.

Daniel R. Glickman, 56              April 2003    Partner  in the law  firm of  Akin,  Gump,  Strauss,  Hauer & Feld since  February  2001.  Previously,  United  States  Secretary  of
                                                  Agriculture  from March 1995  through  January  2001 and member of the United  States  Congress,  representing  a district  in Kansas from January 1977 through January 1995.

Scott Gordon, 48                    April 2002    Chairman  of the Board  since  1998,  a director  since 1982 and a member  of CME for more than 23  years.  Served  as Vice  Chairman from  1995 to 1997  and  Secretary  from  1984 to 1985 and 1988 to
                                                  1994.   President  and  Chief  Operating  Officer  since  1999  of
                                                  Tokyo-Mitsubishi  Futures (USA),  Inc., a CME clearing member firm wholly  owned by the Bank of  Tokyo-Mitsubishi,  Ltd.;  previously served as that  firm's  Executive  Vice  President  and  director.
                                                  Member  of  the  Commodity  Futures  Trading  Commission's  Global
                                                  Markets  Advisory  Committee  and the  Advisory  Committee  to the
                                                  Illinois  Institute of Technology  Center for the Study of Law and
                                                  Financial  Markets.  Director of the National Futures  Association
                                                  and of the Futures Industry Institute.


                                      TERM
          NAME AND AGE               EXPIRES:                                BACKGROUND
          ------------               --------                                -----------
Yra G. Harris, 47                   April 2003    Director  since  1997 and a member  of CME for more than 23 years.
                                                  Independent floor trader since 1977.

Robert L. Haworth, 53               April 2002    Treasurer  of our Board  since 2000,  a director  since 1998 and a member  of CME for more than 21  years.  Previously  served as our
                                                  Treasurer in 1998 and Vice  President of the CME Audit  Department
                                                  in 1979.  Self-employed floor trader since 1979;  certified public accountant  and  a  member  of  both  the  American  Institute  of
                                                  Certified Public Accountants and the Illinois CPA Society.

Gary M. Katler, 54                  April 2003    Director  since  1993.  Senior Vice  President  of Fimat USA since
                                                  November  2000.  Previously,  Senior Vice President of ING Barings
                                                  Futures and Options Inc.

Paul Kimball, 49                    April 2002    Director  since  1999.  Managing  Director  and Global Head of the
                                                  Foreign  Exchange  Department  of Morgan  Stanley Dean Witter,  an
                                                  investment banking firm, for more than five years.

Bruce F. Johnson, 58                April 2002    Director  since  1998 and a member  of CME for more than 30 years.
                                                  President  and part  owner  of  Packers  Trading  Co.,  a  futures commission  merchant and former clearing member firm, for the past five years.

Patrick B. Lynch, 35                April 2002    Director  since  2000 and a member  of CME for more than 11 years.
                                                  Independent floor trader since 1990.

James J. McNulty,(1) 50             April 2002    President  and  Chief  Executive  Officer  of CME  since  February
                                                  2000.  Previously,  Managing Director and Co-Head of the Corporate
                                                  Analysis and Structuring  Team in the Corporate  Finance  Division
                                                  at Warburg  Dillon  Read,  an  investment  banking  firm,  for the previous five years.

----------
(1) Mr. McNulty is a non-voting member of our Board and will continue as a non-voting member until the annual meeting in April 2002.


                                      TERM
          NAME AND AGE               EXPIRES:                                BACKGROUND
          ------------               --------                                -----------
Leo Melamed,(2) 67                  April 2002    Chairman  Emeritus  and  Senior  Policy  Advisor.   Presently,   a
                                                  non-voting  member of our  Board but  previously  an  elected  and appointed  Board  member for 26 years.  Chairman  of CME from 1969 until 1972 and  founding  Chairman of the  International  Monetary
                                                  Market  from  1972  until  its  merger  with CME in 1977.  Special
                                                  Counsel to the Board from 1977  until 1991 and  Chairman  of CME's
                                                  Executive  Committee from 1985 until 1991.  Member of CME for more than 45  years.  From  1993 to 2000,  Chairman  and CEO of  Sakura
                                                  Dellsher,  Inc., a clearing member of CME; and currently  Chairman and CEO of Melamed & Associates, a global consulting group.

William P. Miller II, 45            April 2002    Director since 1999.  Senior Vice President and  Independent  Risk
                                                  Oversight Officer for Commonfund  Group, an investment  management firm for educational  institutions,  since September 1996,  having previously  served as Director,  Trading  Operations and Asset Mix
                                                  Management  with  General  Motors   Investment   Management  Corp.
                                                  Director of the  Association  for Financial  Professionals  and of
                                                  the  Investment  Risk  Institute  and  Chairman  of the  Executive
                                                  Committee of the End-Users of Derivatives  Council.  Mr. Miller is
                                                  also a Chartered  Financial  Analyst and member of the Association of Investment Management and Research.

Patrick J. Mulchrone, 43            April 2002    Director  since  1998 and a member  of CME for more than 21 years.
                                                  Previously  a director  from 1991 to 1996 and served as our Second
                                                  Vice  Chairman  from  1993 to 1996.  President  and  owner of P.J.
                                                  Mulchrone Co. and a floor broker and trader since 1979.

John D. Newhouse, 55                April 2002    Director  since 1996 and  previously a director  from 1980 to 1985 and 1987 to 1988.  Member  of CME for more  than 25  years.  Floor broker  and  trader  since  1974  and  President  of  Euro  Spread
                                                  Brokers, a broker association filling orders in Eurodollars,  from
                                                  1980 to 2000.  Currently trades for his own account.

----------
(2) Mr. Melamed is a non-voting member of our Board and will continue as a non-voting member until the annual meeting in April 2002.


                                      TERM
          NAME AND AGE               EXPIRES:                                BACKGROUND
          ------------               --------                                -----------
James E. Oliff, 52                  April 2003    Second Vice  Chairman of our Board  since 1998,  a director  since
                                                  1996  and a  member  of CME for  more  than 23  years.  Previously served  on our  Board  from  1985 to 1992,  including  serving  as
                                                  Second  Vice  Chairman  from 1989 to 1992 and  Secretary  in 1996.
                                                  Executive   Director   of   International   Futures   and  Options
                                                  Associates  and  President  of  FILO  Corp.,  a  floor   brokerage
                                                  business,  since  1982;  President  of LST  Commodities,  LLC  (an introducing  broker);  Vice  Chairman  of LaSalle  Street  Trading
                                                  Group,  LLC; and a visiting lecturer in financial market ethics at the  Lemberg  School of  International  Finance and  Economics  at
                                                  Brandeis University, Waltham, Massachusetts.

Mark G. Papadopoulos, 28            April 2002    Director  since  2000  and a  member  of CME for  more  than  four years.  Former  Vice  Chairman  of the  Mexican  Peso  Futures Pit
                                                  Committee,   a  position  with  CME,   from  1998  to  1999;   and
                                                  independent  floor  trader  since 1996.  Previously,  an arbitrage clerk with several independent floor traders from 1994 to 1996.

Robert J. Prosi, 53                 April 2002    Director  since  1988 and a member  of CME for more than 25 years.
                                                  President   of   Vertical   Forum,  a   firm focusing on business-
                                                  to-business  derivatives  and  market  making; formerly First Vice
                                                  President, Salomon Smith Barney Inc., an  investment banking firm, for more than five years. Member of the Chicago Council on Foreign
                                                  Relations.

David M. Pryde, 51                  April 2002    Director since 1997.  Chairman of J.P. Morgan Futures,  Inc., with global  responsibility  for  its  futures  and  options  business.
                                                  Previously,  Head of Global  Commodities for Morgan Guaranty Trust
                                                  Company.   Member  of  the  Executive  Committee  of  the  Futures
                                                  Industry  Association.  Formerly  Vice  Chairman of the  Commodity
                                                  Exchange  Inc.  in New York and  former  member  of the  Executive
                                                  Committee of its Board of Governors.

William G. Salatich, Jr., 49        April 2003    Director  since  1997 and a member  of CME for more than 25 years.
                                                  Independent floor broker and trader since 1975.

John F. Sandner, 59                 April 2003    Special  Policy  Advisor  since 1998, a director  since 1977 and a member of CME for more than 28  years.  Chairman  of our Board for
                                                  13 years.  President and CEO of RB&H Financial  Services,  L.P., a
                                                  futures commission  merchant and one of our clearing member firms, for more than five years;  and Chairman and CEO of  FreeDrive.com, an Internet business.


                                      TERM
          NAME AND AGE               EXPIRES:                                BACKGROUND
          ------------               --------                                -----------
Myron S. Scholes, 59                April 2002    Director since 2000. Chairman of Oak Hill Platinum  Partners and a partner of  Oak  Hill Capital Management for more than five years;
                                                  Frank  E. Buck,  Professor   of  Finance,  Emeritus, at  Stanford
                                                  University's   Graduate  School  of  Business; and  a  1997  Nobel
                                                  Laureate in  Economics.  Director  of  Dimensional  Fund  Advisors
                                                  Mutual Funds and the American Century Mutual Funds.

Verne O. Sedlacek, 46               April 2003    Director since 1997.  President and Chief Operating  Officer since
                                                  1998  of John  W.  Henry &  Company,  Inc.,  a  commodity  trading
                                                  advisor;  a  member  of  its  Investment  Policy  Committee;   and
                                                  President  and a director of the  investment  management  firms of
                                                  Westport  Capital   Management   Corporation  and  Global  Capital
                                                  Management  Limited.  For 15 years prior to that,  Executive  Vice
                                                  President and Chief  Financial  Officer of the Harvard  Management
                                                  Company,  Inc., a wholly owned  subsidiary of Harvard  University.
                                                  Member of the Global Markets  Advisory  Committee of the Commodity
                                                  Futures Trading  Commission and member of the Board of Trustees of
                                                  Commonfund   Capital,   Inc.  Director  of  the  National  Futures
                                                  Association.

William R. Shepard, 54              April 2002    Director  since  1997 and a member  of CME for more than 27 years.
                                                  Founder and  President of Shepard  International,  Inc., a futures commission merchant.

Howard J. Siegel, 44                April 2002    Director  since  2000 and a member  of CME for more than 23 years.
                                                  Floor trader since 1977.

Jeffrey L. Silverman, 54            April 2002    Director since 1994,  Secretary of CME in 1995 and a member of CME for more than 21 years.  Floor trader since 1979.


ITEM 6.           EXECUTIVE COMPENSATION.

         The information required by this Item is incorporated by reference to the information set forth in Item 11 of CME's 2000 Form 10-K.

ITEM 7.           CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

         The information required by this Item is incorporated by reference to the information set forth in Item 13 of CME's 2000 Form 10-K.

ITEM 8.           LEGAL PROCEEDINGS.

         The information required by this Item is incorporated by reference to the information set forth in Item 3 of CME's 2000 Form 10-K.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

         OUTSTANDING SHARES AND HOLDERS. In connection with a series of mergers that were completed on November 13, 2000, CME issued 25,855,200 shares of Class A common stock, $0.01 par value; 625 shares of Class B common stock, Series B-1, $0.01 par value; 813 shares of Class B common stock, Series B-2, $0.01 par value; 1,287 shares of Class B common stock, Series B-3, $0.01 par value; 297 shares of Class B common stock, Series B-4, $0.01 par value; and 1,700 shares of Class B common stock, Series B-5, $0.01 par value. Since that date, 1,150 Series B-5 shares have been converted into 115 Series B-4 shares, and 552 Series B-5 shares have been converted into 5,520 Class A shares. As a result of those conversions, as of April 19, 2001, 25,860,720 Class A shares, 625 Series B-1 shares, 813 Series B-2 shares, 1,287 Series B-3 shares and 412 Series B-4 shares were outstanding, and no Series B-5 shares were outstanding. As of April 19, 2001, there were approximately 3,300 holders of the Class A shares and 509, 679, 1,039 and 412 holders of the Series B-1, B-2, B-3 and B-4 shares, respectively.

         MARKET FOR SHARES. Shares of CME common stock are traded through facilities maintained by CME, and there presently is no independent established public trading market. Due to the absence of an established public trading market and the limited number and disparity of bids made for various shares through March 31, 2001, bid prices for shares tend to be unrepresentative of the prices realized upon the sale of shares. The table below shows the range of high and low sales prices of the indicated shares from November 13 to March 31, 2001 (source: CME records):


TYPE OF STOCK                                                         HIGH              LOW
FOURTH QUARTER 2000:
Class A shares                                                        None             None
Series B-1 share bundled with 16,200 Class A shares                $ 525,000           None
Series B-2 share bundled with 10,800 Class A shares                   None             None
Series B-3 share bundled with 5,400 Class A shares                    None             None
Series B-1 share                                                      None             None
Series B-2 share                                                      None             None
Series B-3 share                                                   $ 150,000         $ 112,000
Series B-4 share                                                    $ 12,500           None

FIRST QUARTER 2001:
Class A shares
Series B-1 share bundled with 16,200 Class A shares                $ 550,000         $ 500,000
Series B-2 share bundled with 10,800 Class A shares                $ 475,000         $ 360,000
Series B-3 share bundled with 5,400 Class A shares                 $ 345,000         $ 245,000
Series B-1 share                                                   $ 250,000         $ 188,000
Series B-2 share                                                   $ 300,000         $ 180,000
Series B-3 share                                                   $ 250,000         $ 130,000
Series B-4 share                                                   $  16,000         $  10,000


         DIVIDENDS. CME has not paid any dividends on its common stock and does not anticipate paying dividends in the foreseeable future.

         SHARES SUBJECT TO OUTSTANDING OPTIONS. James J. McNulty holds a stock option that is divided into two tranches, each of which entitles him to purchase up to 2.5% of all classes and series of outstanding common stock of CME. For more information regarding the terms of Mr. McNulty's stock options, please see the table entitled "Option/SAR Grants in Last Fiscal Year" and the section entitled "Chief Executive Officer Compensation" in the Compensation Committee Report incorporated by reference into Item 6 above.

         RULE 144 SALES. Rule 144 under the Securities Act provides for restrictions on resale of securities held by "affiliates." The directors of CME may be deemed to be affiliates of CME and, therefore, subject to the resale restrictions of Rule 144 under the Securities Act. For information regarding the number of shares held by CME's directors, please see Item 4 above.

ITEM 10.          RECENT SALES OF UNREGISTERED SECURITIES.

         None.

ITEM 11.          DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The authorized capital stock of CME consists of 100,000,000 shares of Class A common stock, $.01 par value, 3,192 shares of Class B common stock, $.01 par value and 10,000,000 shares of preferred stock, $.01 par value. The outstanding shares of common stock are fully paid and nonassessable.

DESCRIPTION OF COMMON STOCK

         DIVIDEND RIGHTS. Dividends on shares of common stock may be paid only if holders of Class A and B shares receive dividends. A holder of a Class B share is entitled to receive an amount equal to that amount per Class A share multiplied by the number of shares of Class A stock which the holder's Class B share represents, as shown in the table under "Description of Additional Provisions of Class B Common Stock" below.

         VOTING. Holders of Class A and B shares have the right to vote in the election of 24 directors to CME's 30-member Board of Directors. Holders of common stock do not have cumulative voting rights in the election of directors. The nominees receiving a plurality of the votes cast at a meeting at which a quorum is present shall be elected to the Board.

         With the exception of the matters reserved to holders of Class B common stock, holders of common stock vote together on all matters for which a vote of common shareholders is required. In these votes, a holder of Class A shares has one vote per share, and a holder of Class B shares has a number of votes equal to the number of Class A shares represented by his or her Class B share. Matters reserved to the holders of Class B common stock are described below under "Description of Additional Provisions of Class B Common Stock."

         NO  CONVERSION,   PREEMPTIVE  OR  SUBSCRIPTION  RIGHTS.  Holders  of
common  stock  have  no  conversion, preemptive or subscription rights.

         LIQUIDATION RIGHTS. Upon the liquidation of CME, and subject to the rights of any outstanding series of preferred stock, holders of common stock are entitled to receive a distribution of the remaining assets. The amount to be distributed per Class A share will be determined by dividing the aggregate amount available for distribution to common shareholders by the total of the number of outstanding Class A shares plus the number of Class A shares represented by the outstanding Class B shares. The amount to be distributed per Class B share will be determined by multiplying the amount to be distributed per Class A share by the number of Class A shares represented by that Class B share.

         CLASS A EQUIVALENCE OF CLASS B SHARES. Each Class B share represents a specified number of Class A shares for purposes of determining its rights to vote for directors to be elected by both the Class A and Class B shareholders, to vote on matters submitted to a vote by both the Class A and Class B shareholders, to receive dividends or to receive liquidating distributions. These numbers, which are shown in the table below under "Description of Additional Provisions of Class B Common Stock," are set forth in CME's charter. The charter provides for an adjustment of these numbers in the event of a stock split or stock dividend affecting the number of outstanding Class A shares. In addition, an adjustment is provided if CME issues shares of Class A common stock (including options and rights for, and securities convertible into, shares of Class A common stock) at a price below their fair market value at the time of issuance or grant. No adjustment is provided in respect of specified issuances or grants, any dividend on the Class B shares payable in shares of Class A common stock or shares issuable to employees, officers, directors or consultants to CME.

DESCRIPTION OF ADDITIONAL PROVISIONS OF CLASS B COMMON STOCK

         The authorized shares of Class B common stock are divided into four series, having the following characteristics:


                                                                                      NUMBER        EQUIVALENT CLASS
                                                                 NUMBER OF           OF VOTES           A SHARES
                       MAXIMUM NUMBER         TRADING        DIRECTORS SERIES      PER SHARE ON      REPRESENTED BY
       SERIES             OF SHARES         PRIVILEGES*          CAN ELECT        "CORE RIGHTS"      CLASS B SHARES
       ------          --------------       -----------      ----------------     --------------    -----------------
        B-1                  625                CME                  3                  6                 1,800

        B-2                  813                IMM                  2                  2                 1,200

        B-3                 1,287               IOM                  1                  1                  600

        B-4                  467                GEM                  0                 1/6                 100

---------
* CME means Chicago Mercantile Exchange Division; IMM means International Monetary Market Division; IOM means Index and Option Market Division; and GEM means Growth and Emerging Markets Division. CME's by-laws and rules set forth the trading rights, including trading floor access rights and privileges, applicable to the four divisions.

         TRADING PRIVILEGES. Each series of Class B shares has the trading privileges encompassed in the membership interest associated with that series prior to CME's demutualization on November 13, 2000. CME's rules provide as follows:

         o FLOOR ACCESS. A holder of a series of Class B shares who meets CME's membership and eligibility criteria is entitled to appear upon the floor of CME and to act as a floor broker and/or trader for the contracts assigned to that series.

         o ELECTRONIC TRADING RIGHTS. A holder of a series of Class B shares who meets CME's membership and eligibility criteria has the right to trade electronically through the GLOBEX2(R) system. This right is restricted, when accessing GLOBEX2 terminals from the trading floors, to trading only contracts assigned to that series. Otherwise, the holder may trade any product listed on the GLOBEX2 system.

         o USE AND LEASING OF TRADING PRIVILEGES. A holder of Class B shares may use the trading privileges associated with those shares or may transfer those privileges to another person who satisfies the membership and eligibility requirements imposed by CME.

         o CLEARING FEES. CME differentiates fees on cleared trades based on the trader for whom the trades are being cleared. In recognition of the importance of the liquidity provided by holders of Class B shares, CME charges a lower clearing fee on CME products for trades made for their own accounts by a holder of a Class B share or by a lessee of the trading privileges of a Class B share. CME does not charge a higher clearing fee for any trade executed in the open outcry environment than charged for the execution of the same trade in another trading environment. CME's management may lower clearing fees or provide other incentives with respect to trades of other persons, including persons considered to be especially important as providers of market liquidity.

         o CLEARING MEMBERSHIPS. The right to be a clearing member requires an ownership interest in CME equivalent to the requirements under CME rules prior to its demutualization.

In addition, CME's charter sets forth a commitment to maintain open outcry floor trading for a particular traded product as long as the open outcry market is "liquid." The commitment requires CME to maintain a facility for conducting business, for disseminating price information and for clearing and delivery and to provide reasonable financial support (consistent with 1999 budget levels) for technology, marketing and research for open outcry markets. An open outcry market will be deemed liquid for these purposes if it meets any of the following tests on a quarterly basis:

         o if a comparable exchange-traded product exists, the CME open outcry market has maintained at least 30 percent of the average daily volume of the comparable product (including, for calculation purposes, volume from exchange-for-physicals transactions in the open outcry market); or

         o if a comparable exchange-traded product exists and CME's product trades exclusively by open outcry, CME's open outcry market has maintained at least 30 percent of the open interest of the comparable product; or

         o if no comparable exchange-traded product exists, CME's open outcry market has maintained at least 40 percent of the average quarterly volume in that market in 1999 (including, for calculation purposes, volume from exchange-for-physicals transactions in the open outcry market); or

         o if no comparable exchange-traded product exists and CME's product trades exclusively by open outcry, CME's open outcry market has maintained at least 40 percent of the average open interest in that market in 1999.

If a market is deemed illiquid as a result of a failure to meet any of the foregoing tests, CME management is to make commercial decisions consistent with the best interests of the shareholders.

         VOTING FOR DIRECTORS. Holders of series B-1, B-2 and B-3 shares have the right to elect the number of directors set forth in the table above under "Description of Additional Provisions of Class B Common Stock."

         VOTING ON CORE RIGHTS. Holders of Class B shares have the right to approve changes to specified "rights" associated with the trading privileges conferred by those shares. These "Core Rights" consist of:

         o the allocation of products which a holder of a series of Class B shares is permitted to trade on CME's exchange facilities;

         o the trading floor access rights and privileges which a holder of a series of Class B shares has, including the circumstances under which CME may determine that an existing open outcry-traded product will no longer be traded by means of open outcry;

         o the number of authorized and issued shares of any series of Class B shares; and

         o the eligibility requirements to hold shares of a series of Class B shares or to exercise the associated trading rights or privileges.

As indicated in the table above under "Description of Additional Provisions of Class B Common Stock," votes on changes to Core Rights are weighted by series. The approval of a majority of the votes cast by the holders of Class B shares is required in order to approve any changes to Core Rights. Holders of Class A shares do not have the right to vote on changes to Core Rights.

         Under Delaware law, changes to the number of authorized shares of a series also require the approval of the holders of a majority of the outstanding shares of that series. Otherwise, changes may be effected upon the approval of a majority of the votes cast by the holders of Class B shares. Thus, due to the weighted voting, a change to Core Rights may be effected by the approval of the holders of the series B-1 shares even though the holders of the other series voted against the change.

         SHARES NOT CONVERTIBLE. Class A shares are not convertible into Class B shares, and Class B shares are not convertible into Class A shares.

TRANSFER RESTRICTIONS

         CLASS A COMMON STOCK. Shares of CME's Class A common stock are subject to transfer restrictions contained in CME's amended and restated certificate of incorporation. These transfer restrictions prohibit the sale or transfer of any Class A shares separate from an associated share of Class B common stock for specified periods of time. The applicable time period for the transfer restrictions depends upon whether CME is able to complete an initial public offering, as defined in the charter, of Class A shares prior to March 1, 2002. If CME is able to complete that offering prior to March 1, 2002, then


         o the transfer restrictions will expire over an 18-month period commencing on the date that the initial public offering is completed, as indicated in the following table, and

         o CME will have the right to guide the sale of Class A shares on behalf of shareholders desiring to sell during that 18-month period.

If CME is unable to complete an initial public offering prior to March 1, 2002, then the transfer restrictions will expire over a nine-month period ending on December 1, 2002. For the purposes of the charter, an initial public offering is defined as a public offering of Class A shares that has been underwritten by one or more nationally recognized underwriting firms and results in the listing of the Class A shares on an exchange such as Nasdaq National Market or the New York Stock Exchange.

         As noted, CME will have the right to guide the selling process that holders of restricted Class A shares may use in order to sell their shares that become unrestricted as the transfer restrictions fall-away.

Under this right, CME may notify those holders of its election to guide the process by which those holders desiring to sell may sell their unrestricted Class A shares. The selling process may involve an underwritten secondary offering of the shares, a sale of the shares to one or more purchasers in a limited offering, a repurchase of the shares by CME, or another process or means as determined by the Board of Directors of CME. If CME elects to exercise its right, the sales process must be completed within time frames specified in the charter. If a sale process is not completed within the specified time frame, or if CME does not elect to exercise its right, the transfer restrictions will lapse as to the percentage of Class A shares indicated in the table below.

         The new transfer restrictions applicable to the Class A shares are summarized in the following table. The full text of the transfer restrictions appears in Section 3 of Subdivision 2 of Division B of Article Four of CME's charter, which charter is filed as Exhibit 3.1 to this Registration Statement.

                        SUMMARY OF TRANSFER RESTRICTIONS


              IF INITIAL PUBLIC OFFERING COMPLETED                  IF INITIAL PUBLIC OFFERING NOT COMPLETED
                    PRIOR TO MARCH 1, 2002:                                 PRIOR TO MARCH 1, 2002:
      DATE ON WHICH INDICATED PERCENTAGE OF CLASS A              DATE ON WHICH INDICATED PERCENTAGE OF CLASS A
     SHARES BECOMES TRANSFERABLE FREE OF RESTRICTIONS*           SHARES BECOMES TRANSFERABLE FREE OF RESTRICTIONS

    Release Date                Transferable Percentage       Release Date             Transferable Percentage
-----------------------------------------------------------------------------------------------------------------
    Date of Initial Public      To be established by CME's    March 1, 2002            25%
    Offering (IPO)              Board (approximately 10% in
                                the aggregate)

    181st day following         Incremental 25%               June 1, 2002             50%
    date of IPO

    361st day following         Incremental 25%               September 1, 2002        75%
    date of IPO

    541st day following         Balance to equal 100%         December 1, 2002         100%
    date of IPO

    ----------
       * Assumes that CME does not exercise its right to guide the selling process.

         The transfer restrictions will not apply to any Class A shares sold by CME or selling shareholders in any initial public offering. The transfer restrictions also may be lifted in whole or in part as to some or all Class A shares by action of CME's Board of Directors. Also, the charter allows the sale of Class A shares together with an associated share of Class B common stock.

         CLASS B COMMON STOCK. Class B shares are not subject to transfer restrictions. However, exercise of the trading privileges associated with those shares is subject to the same process that applied prior to CME's demutualization on November 13, 2000. Under that process, any adult of good moral character, reputation and business integrity, with adequate financial resources and credit to assume the responsibilities and privileges of membership, is eligible for election to membership in CME. The CME Membership Committee reviews applicants and conducts proceedings to determine whether candidates meet CME membership criteria. A person wishing to exercise trading privileges is required to agree to be bound by the rules and regulations adopted by the Board with respect to the shares.

OTHER CHARTER PROVISIONS

         CME's charter and by-laws include a number of antitakeover provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with CME's Board of Directors rather than pursue non-negotiated takeover attempts. These provisions include:

         CLASSIFIED BOARD OF DIRECTORS; REMOVAL FOR CAUSE; FILLING VACANCIES. CME's charter provides for a Board of Directors divided into two classes, with one class to be elected each year to serve for a two-year term. As a result, two annual meetings of shareholders may be required for the shareholders to change a majority of the Board. Directors elected by Class A and Class B shareholders may be removed for cause only by the affirmative vote of the holders of not less than two-thirds of the outstanding votes entitled to vote in the election. Vacancies resulting from that removal or any other reason are to be filled by the Board. Directors elected by the Class B shareholders may be removed for cause only by the affirmative vote of the holders of two-thirds of the shares entitled to vote in the election of the director to be removed. Vacancies resulting from that removal or any other reason are to be filled by the Board of Directors from the candidates who ran in the previous election for the directorship and received the next highest number of votes for election. The classification of directors and the inability of shareholders to remove directors without cause and to fill vacancies on the Board makes it more difficult to change the composition of the Board, but promotes a continuity of existing management.

         ADVANCE NOTICE REQUIREMENTS. CME's by-laws establish advance notice procedures with regard to shareholder proposals relating to the nomination of candidates for election as directors and new business to be brought before meetings of shareholders. These procedures provide that notice of shareholder proposals must be timely and given in writing to the Secretary of CME prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at the principal executive offices of CME not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. The notice must contain the information required by the by-laws, including information regarding the proposal and the proponent.

         SPECIAL MEETINGS OF SHAREHOLDERS. The charter and by-laws deny shareholders the right to call a special meeting of shareholders. The charter and by-laws provide that only the Chairman of the Board or a majority of the Board of Directors may call special meetings of the shareholders.

         NO WRITTEN CONSENT OF SHAREHOLDERS. The charter requires all shareholder actions to be taken by a vote of the shareholders at an annual or special meeting and does not permit the shareholders to act by written consent without a meeting.

         AMENDMENT OF BY-LAWS AND CHARTER. The charter generally requires the approval of not less than two-thirds of the voting power of all outstanding shares of capital stock entitled to vote to amend any by-laws by shareholder action or the charter provisions described in this section. Provisions in the by-laws regarding the trading rights and privileges available to the Class B shareholders may be amended only with the approval of the Class B shareholders. Those provisions make it more difficult to dilute the antitakeover effects of our by-laws and our charter.

         SHAREHOLDER RIGHTS PROVISIONS. The CME Board of Directors has adopted a shareholders rights plan, the terms of which are summarized under the heading "Shareholder Rights Agreement" below.

         To the extent that the rights plan makes more difficult or discourages a proposed takeover of CME, it increases the likelihood that the then incumbent directors and management of CME will retain their positions in such an event. However, the rights plan, in combination with the existing provisions of CME's charter, should provide meaningful assurance that the Board, if confronted by a surprise proposal from a third party, will have sufficient time to review the proposal, as well as appropriate alternatives to it, and thereby will be in a more favorable position to protect the best interests of CME and its shareholders.

         The rights plan is intended to encourage persons seeking to acquire control of CME to engage in arms-length negotiations with the Board and CME's management. However, the rights plan might also have the effect of discouraging a person from making a tender offer (even at a premium over the then prevailing market price) for shares of CME's common stock or otherwise attempting to obtain control, even though an attempt could be beneficial to CME and its shareholders.

SHAREHOLDER RIGHTS AGREEMENT

         The CME Board of Directors has adopted a shareholders rights plan and has declared dividend distributions of one Class A right, one Class B-1 right, one Class B-2 right, one Class B-3 right and one Class B-4 right (the "Class A rights," the "Class B-1 rights," the "Class B-2 rights," the "Class B-3 rights" and the "Class B-4 rights," respectively, and together, the "rights") for each outstanding Class A share, Series B-1 share, Series B-2 share, Series B-3 share and Series B-4 share, respectively (the Class A shares and the Class B shares together, the "common stock"). Each Class A right, Class B-1 right, Class B-2 right, Class B-3 right and Class B-4 right, respectively, will entitle its holder, under the circumstances described below, to purchase from CME the indicated number of one-thousandths of a share of CME's Series A Junior Participating Preferred Stock at an exercise price of $105.00 per one one-thousandth of a share, subject to adjustment:


                                   Number of One-Thousandths of a
                                       Share of Series A Junior
            Right                   Participating Preferred Stock
         ------------              -------------------------------
           Class A                                 1

           Class B-1                             1,800

           Class B-2                             1,200

           Class B-3                               600

           Class B-4                               100


The description and terms of the rights are set forth in a rights agreement between CME and Mellon Investor Services LLC, as rights agent.

         Subject to certain exceptions, the rights will become exercisable and trade separately from the common stock only upon the "distribution date," which will occur upon the earlier of:

         o 10 days following a public announcement that a person or group of affiliated or associated persons has become an acquiring person (the "stock acquisition date") or

         o 10 business days (or later date if determined by CME's Board of Directors prior to such time that any person or group becomes an acquiring person) following the commencement of a tender offer or exchange offer which, if consummated, would result in a person or group becoming an acquiring person.

         A person or group of affiliated or associated persons will become an "acquiring person" if it has acquired, or obtained the right to acquire, beneficial ownership of:

         o    15% or more of the outstanding shares of Class A common stock,

         o shares of Class B common stock representing, in the aggregate, 15% or more of the total number of votes entitled to be cast generally by the Class B common stock (other than in an election of directors or with respect to the core rights of the Class B common stock) or

         o shares of common stock representing, in the aggregate, 15% or more of the total number of votes to be cast generally by the common stock then outstanding.

Until the distribution date, the surrender for transfer of any shares of common stock outstanding will also constitute the transfer of the rights associated with those shares. Except as otherwise provided in the rights agreement, only shares of common stock issued prior to the distribution date will be issued with rights.

         The rights are not exercisable until the distribution date and will expire at the close of business on March 15, 2011, unless earlier redeemed or exchanged by CME as described below.

         In the event that a person or group becomes an acquiring person (a "flip-in event"), each holder of a right (other than any acquiring person and certain related parties, whose rights automatically become null and void) will have the right to receive, upon exercise, Class A common stock having a value equal to two times the product of the exercise price multiplied by the number of one one-thousandths of a share of the preferred stock for which the right is exercisable. If an insufficient number of shares of Class A common stock is available for issuance, then CME's Board of Directors will be required to substitute cash, property or other securities of CME for the common stock. The rights may not be exercised following a flip-in event while CME has the ability to cause the rights to be redeemed, as described later in this summary.

         In the event (a "flip-over event") that, at any time following the stock acquisition date:

         o CME is acquired in a merger or other business combination transaction in which CME is not the surviving corporation;

         o CME is acquired in a merger or other business combination transaction in which CME is the surviving entity and all or part of its common stock is converted into securities of another entity, cash or other property; or

         o 50% or more of CME's assets, cash flow or earning power is sold or transferred,

each holder of a right (except rights which previously have been voided as described above) will have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price multiplied by the number of one-thousandths of a share of Series A Junior Participating Preferred Stock for which the right is exercisable. Flip-in events and flip-over events are collectively referred to as "triggering events."

         The exercise price payable, and the number of shares of preferred stock or other securities or property issuable, upon exercise of the rights are subject to adjustment from time to time to prevent dilution.

         In general, CME may redeem the rights in whole, but not in part, at a price per right equal to the product of $0.01 multiplied by the number of one one-thousandths of a share of Series A Junior Participating Preferred Stock for which the right is exercisable (subject to adjustment and payable in cash, Class A shares or other consideration deemed appropriate by CME's Board of Directors) at any time until 10 days following the stock acquisition date. Immediately upon the action of the Board of Directors authorizing any redemption, the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

         At any time after there is an acquiring person and prior to the acquisition by the acquiring person of 50% or more of the outstanding shares of common stock, CME may exchange the rights (other than rights owned by the acquiring person which will have become void), in whole or in part, at an exchange ratio of one share of common stock, or one one-thousandth of a share of Series A Junior Participating Preferred Stock (or of a share of a class or series of CME's preferred stock having equivalent rights, preferences and privileges), for each one one-thousandth of a share of Series A Junior Participating Preferred Stock for which the right is exercisable (subject to adjustment).

         Until a right is exercised, its holder will have no rights as a shareholder of CME, including, without limitation, the right to vote or to receive dividends. While the distribution of the rights will not result in the recognition of taxable income by CME or its shareholders, shareholders may, depending upon the circumstances, recognize taxable income after a triggering event.

         The terms of the rights may be amended by CME's Board of Directors without the consent of the holders of the rights, including an amendment to lower certain thresholds described above to not less than the greater of 10% or
 .001% more than the largest percentage of the outstanding shares of common stock then known to CME to be beneficially owned by any person or group of affiliated or associated persons. Once there is an acquiring person, however, no amendment can adversely affect the interests of the holders of the rights.

         This description of the rights does not purport to be complete and is qualified in its entirety by reference to the rights agreement, which is filed as an exhibit to this Registration Statement.

TRANSFER AGENT

         CME serves as transfer agent for Class B shares. Mellon Investor Services LLC serves as transfer agent and registrar for the Class A shares.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         CME's charter limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability as a result of:

         o any breach of their duty of loyalty to the corporation or its shareholders;

         o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

         o unlawful payments of dividends or unlawful stock repurchases or redemptions; or

         o any transaction from which the director derived an improper personal benefit.

This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies (I.E., injunctive relief or rescission).

         CME's charter and by-laws provide that it shall indemnify its directors and executive officers and may indemnify its other officers and employees and other agents to the fullest extent permitted by law. CME believes that indemnification under the provisions of the by-laws covers at least negligence and gross negligence on the part of the indemnified parties. The by-laws also permit CME to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity, regardless of whether the by-laws would permit indemnification.

ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

         The information required by this Item is incorporated by reference to the information set forth in Exhibits 99.3 and 99.4 to CME's 2000 Form 10-K.

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

       None.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

(a)               Financial statements filed as a part of this Registration
                  Statement:

                  (i) The consolidated financial statements listed below are contained in Exhibit 99.3 to CME's 2000 Form 10-K and incorporated herein by this reference:


                                                                                               PAGE NUMBER
                                                                                               -----------
         Report of Independent Public Accountants......................................................F-1
         Consolidated Balance Sheets at December 31, 2000 and 1999.....................................F-2
         Consolidated Statements of Income for the years ended December
         31, 2000, 1999 and 1998.......................................................................F-3
         Consolidated Statements of Shareholders' Equity and Comprehensive
              Income for the years ended December 31, 2000, 1999 and 1998..............................F-4
         Consolidated Statements of Cash Flows for the years ended December
              31, 2000, 1999 and 1998..................................................................F-5
         Notes to Consolidated Financial Statements....................................................F-6

                  (ii) Schedule II--Valuation and Qualifying Accounts is contained in Exhibit 99.4 to CME's 2000 Form 10-K and incorporated herein by this reference. All other financial statement schedules have been omitted, since the information is not required or because the required information is included in the consolidated financial statements or the notes thereto.

(b)               Exhibits:


EXHIBIT
NUMBER          DESCRIPTION OF EXHIBIT
-------         ----------------------




2.1* Form of Agreement and Plan of Merger dated as of April 1, 2000 between Chicago Mercantile Exchange and CME Transitory Co.
                (incorporated by reference to Exhibit 2.1 to Form S-4
                Registration Statement, File No. 333-95561).

2.2* Form of Agreement and Plan of Merger dated as of April 1, 2000 between CME Transitory Co. and the Registrant (incorporated by reference to Exhibit 2.2 to Form S-4 Registration Statement,
                File No. 333-95561).

2.3* Plan of Recapitalization dated as of April 1, 2000 (incorporated by reference to Exhibit 2.3 to Form S-4 Registration Statement,
                File No. 333-95561).

3.1*            Amended and Restated Certificate of Incorporation of the
                Registrant (incorporated by reference to Exhibit 3.1 to Current
                Report on Form 8-K dated March 7, 2001, filed April 26, 2001,
                File No. 333-95561).

3.2*            Certificate of Designation of Series A Junior Participating
                Preferred Stock of the Registrant (incorporated by reference to Exhibit A of Exhibit 10.15 to Annual Report on Form 10-K for the year ended December 31, 2000, File No. 333-95561).

3.3*            By-laws of the Registrant (incorporated by reference to Exhibit
                3.2 to Current Report on Form 8-K dated November 13, 2000, filed
                November 27, 2000, File No. 333-95561).

10.1*           Chicago Mercantile Exchange Omnibus Stock Plan, effective
                February 7, 2000 (incorporated by reference to Exhibit 10.1 to
                Form S-4 Registration Statement, File No. 333-95561).

10.2*           Chicago Mercantile Exchange Senior Management Supplemental
                Deferred Savings Plan, including First Amendment thereto dated
                December 14, 1994, Second Amendment thereto dated December 8,
                1998 and Administrative Guidelines thereto (incorporated by reference to Exhibit 10.2 to Form S-4 Registration Statement,
                File No. 333-95561).

10.3*           Chicago Mercantile Exchange Directors' Deferred Compensation
                Plan, including First Amendment thereto dated December 8, 1998
                (incorporated by reference to Exhibit 10.3 to Form S-4
                Registration Statement, File No. 333-95561).

10.4*           Chicago Mercantile Exchange Supplemental Executive Retirement
                Plan, including First Amendment thereto dated December 31, 1996,
                Second Amendment thereto dated January 14, 1998 and Third
                Amendment thereto dated December 8, 1998 (incorporated by reference to Exhibit 10.4 to Form S-4 Registration Statement,
                File No. 333-95561).

10.5*           Chicago Mercantile Exchange Supplemental Executive Retirement
                Trust, including First Amendment thereto dated September 7, 1993
                (incorporated by reference to Exhibit 10.5 to Form S-4
                Registration Statement, File No. 333-95561).

10.6*           Agreement dated February 7, 2000 between Chicago Mercantile
                Exchange and James J. McNulty (incorporated by reference to
                Exhibit 10.8 to Form S-4 Registration Statement, File No.
                333-95561).

10.7*           Employment Agreement dated as of March 8, 2000 between Chicago
                Mercantile Exchange and Satish Nandapurkar (incorporated by reference to Exhibit 10.9 to Annual Report on Form 10-K for the year ended December 31, 2000, File No. 333-95561).

10.8*           Employment Agreement dated as of April 27, 2000 between Chicago
                Mercantile Exchange and Scott L. Johnston (incorporated by reference to Exhibit 10.10 to Annual Report on Form 10-K for the year ended December 31, 2000, File No. 333-95561).

10.9*           Employment Agreement, executed September 8, 1999, between
                Chicago Mercantile Exchange and Phupinder Gill (incorporated by reference to Exhibit 10.11 to Form S-4


                Registration Statement, File No. 333-95561).

10.10*          License Agreement, effective as of September 24, 1997, between
                Standard & Poor's, a Division of The McGraw-Hill Companies,
                Inc., and Chicago Mercantile Exchange (Confidential material appearing in this document has been omitted and filed separately with the Securities and Exchange Commission in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of
                1934, as amended. Omitted information has been replaced with asterisks.) (incorporated by reference to Exhibit 10.13 to Form
                S-4 Registration Statement, File No. 333-95561).

10.11*          Lease dated as of November 11, 1983 between Chicago Mercantile
                Exchange Trust (successor to CME Real Estate Co. of Chicago,
                Illinois) and Chicago Mercantile Exchange, including amendment thereto dated as of December 6, 1989 (incorporated by reference to Exhibit 10.14 to Form S-4 Registration Statement, File No.
                333-95561).

10.12*          Lease dated March 31, 1988 between EOP - 10 & 30 South Wacker,
                L.L.C., as beneficiary of a land trust dated October 1, 1997 and known as American National Bank and Trust Company of Chicago
                Trust No. 123434 (as successor in interest to American National
                Bank and Trust Company of Chicago, not individually but solely as trustee under Trust Agreement dated June 2, 1981 and known as Trust No. 51234) and Chicago Mercantile Exchange relating to 10
                South Wacker Drive, including First Amendment thereto dated as of November 1, 1999 (incorporated by reference to Exhibit 10.15 to Form S-4 Registration Statement, File No. 333-95561).

10.13*          Lease dated May 11, 1981 between EOP - 10 & 30 South Wacker,
                L.L.C., as beneficiary of a land trust dated October 1, 1997 and known as American National Bank and Trust Company of Chicago
                Trust No. 123434-06 (as successor in interest to American
                National Bank and Trust Company of Chicago, not individually but solely as trustee under Trust Agreement dated March 20, 1980 and known as Trust No. 48268) and Chicago Mercantile Exchange relating to 30 South Wacker Drive, including First Amendment thereto dated as of February 1, 1982, Second Amendment thereto dated as of April 26, 1982, Third Amendment thereto dated as of June 29, 1982, Fourth Amendment thereto dated as of July 28,
                1982, Fifth Amendment thereto dated as of October 7, 1982, Sixth
                Amendment thereto dated as of July 5, 1983, Seventh Amendment thereto dated as of September 19, 1983, Eighth Amendment thereto dated as of October 17, 1983, Ninth Amendment thereto dated as of December 3, 1984, Tenth Amendment thereto dated as of March
                16, 1987, Eleventh Amendment thereto dated as of January 1,
                1999, Twelfth Amendment thereto dated as of June 30, 1999
                (incorporated by reference to Exhibit 10.16 to Form S-4
                Registration Statement, File No. 333-95561).

10.14*          Rights Agreement dated as of March 7, 2001 between Chicago
                Mercantile Exchange Inc. and Mellon Investor Services LLC
                (incorporated by reference to Exhibit 10.16 to Annual Report on Form 10-K for the year ended December 31, 2000, File No.
                333-95561).

13.1            Portions of the Annual Report on Form 10-K for the year ended
                December 31, 2000 (File No. 333-95561) that are incorporated by reference into the text of this Registration Statement.

21.1* Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to Annual Report on Form 10-K for the year ended
                December 31, 2000, File No. 333-95561).

23.1            Consent of Arthur Andersen LLP.

---------
*  Incorporated by reference.

                                   SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.



Dated:  April 30, 2001               CHICAGO MERCANTILE EXCHANGE INC.


                                     By:        /s/ Ann M. Cresce
                                         --------------------------------------
                                                    Ann M. Cresce
                                                 CORPORATE SECRETARY

                                  EXHIBIT INDEX


EXHIBIT
NUMBER          DESCRIPTION OF EXHIBIT
--------        ----------------------
2.1*            Form of Agreement and Plan of Merger dated as of April 1, 2000 between Chicago Mercantile Exchange and CME Transitory Co.
                (incorporated by reference to Exhibit 2.1 to Form S-4
                Registration Statement, File No. 333-95561).

2.2* Form of Agreement and Plan of Merger dated as of April 1, 2000 between CME Transitory Co. and the Registrant (incorporated by reference to Exhibit 2.2 to Form S-4 Registration Statement,
                File No. 333-95561).

2.3* Plan of Recapitalization dated as of April 1, 2000 (incorporated by reference to Exhibit 2.3 to Form S-4 Registration Statement,
                File No. 333-95561).

3.1*            Amended and Restated Certificate of Incorporation of the
                Registrant (incorporated by reference to Exhibit 3.1 to Current
                Report on Form 8-K dated March 7, 2001, filed April 26, 2001,
                File No. 333-95561).

3.2*            Certificate of Designation of Series A Junior Participating
                Preferred Stock of the Registrant (incorporated by reference to Exhibit A of Exhibit 10.15 to Annual Report on Form 10-K for the year ended December 31, 2000, File No. 333-95561).

3.3*            By-laws of the Registrant (incorporated by reference to Exhibit
                3.2 to Current Report on Form 8-K dated November 13, 2000, filed
                November 27, 2000, File No. 333-95561).

10.1*           Chicago Mercantile Exchange Omnibus Stock Plan, effective
                February 7, 2000 (incorporated by reference to Exhibit 10.1 to
                Form S-4 Registration Statement, File No. 333-95561).

10.2*           Chicago Mercantile Exchange Senior Management Supplemental
                Deferred Savings Plan, including First Amendment thereto dated
                December 14, 1994, Second Amendment thereto dated December 8,
                1998 and Administrative Guidelines thereto (incorporated by reference to Exhibit 10.2 to Form S-4 Registration Statement,
                File No. 333-95561).

10.3*           Chicago Mercantile Exchange Directors' Deferred Compensation
                Plan, including First Amendment thereto dated December 8, 1998
                (incorporated by reference to Exhibit 10.3 to Form S-4
                Registration Statement, File No. 333-95561).

10.4*           Chicago Mercantile Exchange Supplemental Executive Retirement
                Plan, including First Amendment thereto dated December 31, 1996,
                Second Amendment thereto dated January 14, 1998 and Third
                Amendment thereto dated December 8, 1998 (incorporated by reference to Exhibit 10.4 to Form S-4 Registration Statement,
                File No. 333-95561).

10.5*           Chicago Mercantile Exchange Supplemental Executive Retirement
                Trust, including First Amendment thereto dated September 7, 1993
                (incorporated by reference to Exhibit 10.5 to Form S-4
                Registration Statement, File No. 333-95561).

10.6*           Agreement dated February 7, 2000 between Chicago Mercantile
                Exchange and James J. McNulty (incorporated by reference to
                Exhibit 10.8 to Form S-4 Registration Statement, File No.
                333-95561).

10.7*           Employment Agreement dated as of March 8, 2000 between Chicago
                Mercantile Exchange and Satish Nandapurkar (incorporated by reference to Exhibit 10.9 to Annual Report on Form 10-K for the year ended December 31, 2000, File No. 333-95561).


10.8*           Employment Agreement dated as of April 27, 2000 between Chicago
                Mercantile Exchange and Scott L. Johnston (incorporated by reference to Exhibit 10.10 to Annual Report on Form 10-K for the year ended December 31, 2000, File No. 333-95561).

10.9*           Employment Agreement, executed September 8, 1999, between
                Chicago Mercantile Exchange and Phupinder Gill (incorporated by reference to Exhibit 10.11 to Form S-4 Registration Statement,
                File No. 333-95561).

10.10*          License Agreement, effective as of September 24, 1997, between
                Standard & Poor's, a Division of The McGraw-Hill Companies,
                Inc., and Chicago Mercantile Exchange (Confidential material appearing in this document has been omitted and filed separately with the Securities and Exchange Commission in accordance with Rule 24b-2 promulgated under the Securities Exchange Act of
                1934, as amended. Omitted information has been replaced with asterisks.) (incorporated by reference to Exhibit 10.13 to Form
                S-4 Registration Statement, File No. 333-95561).

10.11*          Lease dated as of November 11, 1983 between Chicago Mercantile
                Exchange Trust (successor to CME Real Estate Co. of Chicago,
                Illinois) and Chicago Mercantile Exchange, including amendment thereto dated as of December 6, 1989 (incorporated by reference to Exhibit 10.14 to Form S-4 Registration Statement, File No.
                333-95561).

10.12*          Lease dated March 31, 1988 between EOP - 10 & 30 South Wacker,
                L.L.C., as beneficiary of a land trust dated October 1, 1997 and known as American National Bank and Trust Company of Chicago
                Trust No. 123434 (as successor in interest to American National
                Bank and Trust Company of Chicago, not individually but solely as trustee under Trust Agreement dated June 2, 1981 and known as Trust No. 51234) and Chicago Mercantile Exchange relating to 10
                South Wacker Drive, including First Amendment thereto dated as of November 1, 1999 (incorporated by reference to Exhibit 10.15 to Form S-4 Registration Statement, File No. 333-95561).

10.13*          Lease dated May 11, 1981 between EOP - 10 & 30 South Wacker,
                L.L.C., as beneficiary of a land trust dated October 1, 1997 and known as American National Bank and Trust Company of Chicago
                Trust No. 123434-06 (as successor in interest to American
                National Bank and Trust Company of Chicago, not individually but solely as trustee under Trust Agreement dated March 20, 1980 and known as Trust No. 48268) and Chicago Mercantile Exchange relating to 30 South Wacker Drive, including First Amendment thereto dated as of February 1, 1982, Second Amendment thereto dated as of April 26, 1982, Third Amendment thereto dated as of June 29, 1982, Fourth Amendment thereto dated as of July 28,
                1982, Fifth Amendment thereto dated as of October 7, 1982, Sixth
                Amendment thereto dated as of July 5, 1983, Seventh Amendment thereto dated as of September 19, 1983, Eighth Amendment thereto dated as of October 17, 1983, Ninth Amendment thereto dated as of December 3, 1984, Tenth Amendment thereto dated as of March
                16, 1987, Eleventh Amendment thereto dated as of January 1,
                1999, Twelfth Amendment thereto dated as of June 30, 1999
                (incorporated by reference to Exhibit 10.16 to Form S-4
                Registration Statement, File No. 333-95561).

10.14*          Rights Agreement dated as of March 7, 2001 between Chicago
                Mercantile Exchange Inc. and Mellon Investor Services LLC
                (incorporated by reference to Exhibit 10.16 to Annual Report on Form 10-K for the year ended December 31, 2000, File No.
                333-95561).

13.1            Portions of the Annual Report on Form 10-K for the year ended
                December 31, 2000 (File No. 333-95561) that are incorporated by reference into the text of this Registration Statement.


21.1* Subsidiaries of the Registrant (incorporated by reference to Exhibit 21.1 to Annual Report on Form 10-K for the year ended
                December 31, 2000, File No. 333-95561).
23.1            Consent of Arthur Andersen LLP.

---------
*  Incorporated by reference.